EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of the 14th day of June, 2000, by and among Premier Brands, Inc., (hereinafter referred to as the "Company"), a Utah corporation, and SNet Communications (HK) Limited and ShanghaiNet Technologies (H.K.) Company, Limited, the shareholders (together, the "Shareholders") of CathayBancorp.com, Limited ("Cathay"), a company organized under the laws of the Hong Kong Special Administrative Region, People's Republic of China ("Hong Kong"), by and through their duly authorized agent Peter Lau (the "Designee"). The Company and the Shareholders are referred to collectively as the "Parties".

                                    Premises

     Whereas, the Shareholders own 100% percent of Cathay, a company organized and existing under the laws of Hong Kong;

     Whereas the Company desires to acquire, and the Shareholders wish to transfer 100% of the issued and outstanding shares of Cathay in exchange for 21,750,000 shares of the Company's common stock, on the terms and conditions hereinafter provided, all for the purpose of effecting a "tax-free" reorganization pursuant to Section 368(a)(1)(B) as modified by Section 368(b) of the Internal Revenue Code of 1986, as amended;

                                    Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I
                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                               OF THE SHAREHOLDERS

     As an inducement to, and to obtain the reliance of the Company, the Shareholders jointly and severally represent and warrant as follows:

     Section 1.01 - Organization. Cathay is a company duly organized and validly existing under the laws of Hong Kong and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets to carry on its business, and includes qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification except where failure to be so qualified would not have a material adverse effect on its business. Included in the Cathay Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws (or the foreign equivalent thereof) of Cathay in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Cathay's articles of incorporation or bylaws (or the foreign equivalent thereof). Cathay has taken, or will have taken prior to Closing, all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Cathay has, or will have prior to Closing, full power, authority, and legal right and has, or will have prior to Closing, taken all action required by law, its bylaws, articles of incorporation (or the foreign equivalent thereof) and otherwise to consummate the transactions herein contemplated. (Schedule 1.01 - Cathay articles of incorporation and bylaws, with any amendments thereto)

     Section 1.02 - Capitalization and Outstanding Shares. The authorized capitalization of Cathay consists of 10,000 common shares, HK $1.00 par value per share, of which 1,000 are issued and outstanding. The Shareholders own all of such common shares and will own all of the outstanding common shares to the Closing Date (as defined herein). Such shares are validly issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. (Schedule 1.02 - none)

     Section 1.03 - Ownership of Cathay Shares. Each of the Shareholders hereby represents and warrants with respect to himself, herself or itself that he, she or it is the legal and beneficial owner of that number of Cathay shares set forth opposite his, her or its name in the attached schedule (which together constitute 100% of all of Cathay's outstanding shares), free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever (including but not limited to any marital or community property interest) and that each has full right, power, and authority to transfer, assign, convey, and deliver its Cathay shares; and delivery of such shares at the closing will convey to the Company good and marketable title to such shares, free and clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever. (Schedule 1.03 - list of shareholders and number of shares)

     Section 1.04 - Subsidiaries and Predecessor Corporations. Schedule 1.04 contains a true, correct and complete list and description of Cathay's subsidiaries and predecessors. (Schedule 1.04 - List of subsidiaries and predecessors, and their corporate documents)

     Section 1.05 - Financial Statements.

     (a) Included in the Cathay Schedules are the most recent audited balance sheets of Cathay, and the related audited statements of operations, stockholders' equity and cash flows, together with the notes to such statements and the opinion of an independent certified public accountant, with respect thereto.

     (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Cathay balance sheets present fairly as of the date of such balance sheet the financial condition of Cathay. Cathay did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of Cathay in accordance with generally accepted accounting principles.

     (c) All accounts receivable of Cathay (i) have arisen out of bona fide transactions in the ordinary course of business consistent with past practice, and are payable on ordinary trade terms, (ii) to the knowledge of Cathay, its officers, directors and shareholders, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms,
(iii) to the knowledge of Cathay, its officers, directors and shareholders, are not subject to any valid set-off or counterclaim, and (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

     (d) Cathay has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

     (e) Cathay has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     (f) The books and records, financial and otherwise, of Cathay are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (g) All of Cathay's assets are reflected on its financial statements, and except as set forth in the Cathay Schedules or the financial statements of Cathay or the notes thereto, Cathay has no material liabilities, direct or indirect, matured or unmeasured, contingent or otherwise. (Schedule 1.05 - financial statements)

     Section 1.06 - Taxes. Other than with respect to taxes not yet due and payable, (i) all taxes due and owing by Cathay (whether or not shown on any tax return) have been properly determined in accordance with applicable rules and regulations and have been timely paid in full, or in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder, customer, supplier or other third party, where required by law have been timely withheld, deposited and paid in full; and (ii) all tax returns required to be filed for taxable periods ending on or before the date of this Agreement have been or will be duly and timely filed in accordance with all applicable laws, and each such tax return is (or will be when filed) correct and complete in all material respects. There is no pending, or to the knowledge of Cathay, its officers, directors or shareholders, threatened dispute, claim or issue raised, or expected to be raised or assessed, by any governmental authority in any jurisdiction concerning any tax liability of Cathay or otherwise known to Cathay. Cathay has made available to the Company complete and correct copies of all tax returns, or portions thereof, filed by or with respect to, and all tax examination reports and statements of deficiencies assessed against, or agreed to by or with respect to, Cathay since May 25, 2000. Cathay has not received any written ruling of a governmental authority related to taxes or entered into any written and legally binding agreement with a governmental authority related to taxes.

     Section 1.07 - Information. The information concerning Cathay set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.08 - Options or Warrants or Subscriptions. Except as set forth in the Cathay Schedules, there are no existing options, warrants, calls, subscriptions or commitments of any character relating to the authorized and unissued Cathay common stock. (Schedule 1.08 - list of warrants and options)

     Section 1.09 - Absence of Certain Changes or Events. Except as set forth in this Agreement or the Cathay Schedules, since December 31, 1999:

     (a) there has not been nor will there be at the Closing Date (i) any material adverse change in the business, operations, properties, assets, or condition of Cathay; or (ii) any damage, destruction, or loss to Cathay (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Cathay.

     (b) Cathay has not, nor will have, prior to Closing (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Cathay; (iv) made any material change in its method of management, operation or accounting;
(v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or
(viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) Cathay has not, nor will it have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as necessary in its ordinary course of business;
(ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Cathay; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) to the best knowledge of Cathay and the Shareholders, Cathay has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Cathay. (Schedule 1.09 - description of changes since 12/31/99)

     Section 1.10 - Title and Related Matters. Cathay has, or will have upon Closing, good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in Cathay's most recent balance sheet or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties and (c) as described in the Cathay Schedules. (Schedule 1.10 - description of assets and related encumbrances)

     Section 1.11 - Litigation and Proceedings. Except as set forth in the Cathay Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Shareholders after reasonable investigation, threatened by or against Cathay or affecting Cathay or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Shareholders have no knowledge of any material default on Cathay's part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Additionally, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Shareholders after reasonable investigation, threatened by or against the Shareholders or affecting the Shareholders or each of their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Shareholders do not have any knowledge of any material default on their part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. (Schedule 1.11 - list of claims/litigation)

     Section 1.12 - Contracts. There are no material contracts, agreements, franchises, license agreements, or other commitments to which Cathay is a party or by which it or any of its assets, products, licenses, or properties are bound except as set forth in the Cathay Schedules, herein, or in the financial statements of Cathay, or in the notes thereto. (Schedule 1.12 - material contracts not disclosed in financial statement)

     Section 1.13 - Material Contract Defaults. Except as set forth in the Cathay Schedules, Cathay is not, nor will it be at the time of Closing, in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations properties, assets or condition of Cathay and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Cathay has not taken adequate steps to prevent such a default from occurring. (Schedule 1.13 - list of material contract defaults)

     Section 1.14 - No Conflict With Other Instruments. Except as set forth in the Cathay Schedules, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Cathay or the Shareholders are a party or to which any of their properties or operations are subject. (Schedule 1.14 - list of documents which the execution of this agreement will be conflicting with)

     Section 1.15 - Governmental Authorizations and Licenses. As set forth in the Cathay Schedules, Cathay has, or will have upon Closing, all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Shareholders of this Agreement and consummation by the Shareholders of the transaction contemplated hereby. (Schedule 1.15 - list of licenses)

     Section 1.16 - Compliance With Laws and Regulations. Cathay has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Cathay or except to the extent that noncompliance would not result in the occurrence of any material liability for Cathay.

     Section 1.17 - Approval of Agreement. As shown in the Cathay Schedules, each Shareholder has authorized the Designee to act as his or her representative and attorney-in-fact in his favor and giving him the power to execute any further documents or certificates in accordance with this agreement, including but not limited to any documents required for Closing. (Schedule 1.17 - Shareholders' authorization of designee)

     Section 1.18 - Employee Benefit Plans. Except as set forth on Schedule 1.18 (the "Employee Benefit Plans"), Cathay is not a party to, does not participate in or contribute to any of the following for the benefit of Cathay's employees:
(i) any retirement, pension or deferred compensation plan, incentive compensation plan, stock plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement that does not constitute an employee benefit plan; or (ii) any employment agreement not terminable upon 90 days or less written notice without further liability. Each Employee Benefit Plan is in compliance in all respects with all requirements of law applicable thereto and the respective requirements of the governing documents thereof, except where noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Cathay or except to the extent that noncompliance would not result in the occurrence of any material liability for Cathay. Cathay has not incurred any liability (nor, to the knowledge of Cathay, its officers, directors or Shareholders, does any condition exist or event occurred that presents a material risk that any liability will be incurred) with respect to the Employee Benefit Plans that have or would reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition of Cathay. Each Employee Benefit Plan is fully and properly funded in accordance with applicable law and the governing documents of such Employee Benefit Plan. (Schedule 1.18 - list of employee benefit plans)

     Section 1.19 - Insurance. Schedule 1.19 contains a true and complete list (including the insurance policy face or coverage sheets) of all insurance policies (including any self insurance programs, if any) currently in effect that insure Cathay or its officers, directors or employees, or affect or relate to the ownership, use or operation of any of the material assets or properties of Cathay, except for any such insurance policy the absence of which would not materially and adversely affect the business, operations, properties, assets or condition of Cathay. Each policy listed in Schedule 1.19 is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither Cathay, its officers, directors, shareholders, employees nor any other person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and neither Cathay, its officers, directors, shareholders nor employees know of any reason or state of facts that could lead to the cancellation of such policies. In Cathay's reasonable judgment, the insurance coverage provided by the insurance policies listed in Schedule 1.19 is reasonably adequate for Cathay. (Schedule 1.19 - list of insurance policies)

     Section 1.20 - Corporate Books and Records. The minute books and other similar records of Cathay set forth in Schedule 1.20 which will be made available to the Company prior to the Closing of this Agreement contain a true, complete and current record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of directors, members or shareholders. (Schedule 1.20 - list of minute books and records)

     Section 1.21 - Environmental Compliance. Cathay (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of Cathay. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     Section 1.22 - Cathay Schedules. Within 10 days after execution hereof, Cathay and the Shareholders will deliver to the Company the following schedules, which are collectively referred to as the "Cathay Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the

Shareholders of Cathay as complete, true, and correct as of the date of this Agreement in all material respects:

     (a) Schedule 1.01 - containing complete and correct copies of the certificate and articles of incorporation, as amended, and bylaws of Cathay in effect as of the date of this Agreement;

     (b) Schedule 1.03 - containing a list indicating the name and address of each Shareholder of Cathay together with the number of shares owned by him, her or it;

     (c) Schedule 1.04 - containing a list of all of Cathay's subsidiaries and predecessors and copies of their corporate documents;

     (d) Schedule 1.05 - containing Cathay's audited financial statements for the 12 months ended December 31, 1998 and December 31, 1999;

     (e) Schedule 1.08 - containing a list of all warrants, subscriptions and options;

     (f) Schedule 1.09 - containing a description of changes since December 31, 1999

     (g) Schedule 1.10 - containing a description of all assets and real property owned by Cathay, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

     (h) Schedule 1.11 - containing a description of all known actual or threatened claims or litigation against or involving Cathay;

     (i) Schedule 1.12 - containing a description of material contracts not otherwise disclosed;

     (j) Schedule 1.13 - containing a description of defaults (not remedied) on material contracts;

     (k) Schedule 1.14 - containing a description of documents required to be disclosed in section 1.14;

     (l) Schedule 1.15 - a list together with copies of all licenses, permits, and other governmental authorization (or requests or applications therefor) pursuant to which Cathay carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Cathay);

     (m) Schedule 1.17 - Shareholders authorization of the Designee to act as their representative;

     (n) Schedule 1.18 - a list of Cathay's employee benefit plans;

     (o) Schedule 1.19 - a list of Cathay's insurance policies;

     (p) Schedule 1.20 - a list of Cathay's minute books and records;

     (q) any other schedules setting forth any other information, together with any required copies of documents, required to be disclosed in the Cathay Schedules by sections 1.01 through 1.22;

     (r) a Schedule 1.22(r) listing the accounts receivable and notes and other obligations receivable of Cathay as of December 31, 1999, or thereafter other than in the ordinary course of business of Cathay, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set-offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor; and

     (s) a Schedule 1.22(s) listing the accounts payable and notes and other obligations payable of Cathay as of December 31, 1999, or that arose thereafter other than in the ordinary course of the business of Cathay, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Cathay with respect to such obligations.

     (t) a Schedule 1.22(t) comprising a a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Cathay within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Cathay, (b) all safe deposit boxes and other similar custodial arrangements maintained by Cathay within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Cathay or who are otherwise authorized to act on behalf of Cathay with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

     The Shareholders shall cause the Cathay Schedules and the instruments and data delivered to the Company hereunder to be updated after the date hereof up to and including the Closing Date. It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the Shareholders. The Shareholders shall have a period of thirty
(30) days after the date hereof to provide such schedules. If the Shareholders cannot or fail to do so, or if the Company finds the schedules unacceptable and after giving the Shareholders written notice of such failure or unacceptability and a 10-day period to cure, the Company may terminate this Agreement by giving written notice to the Shareholders.

                                   ARTICLE II
                         REPRESENTATIONS, COVENANTS, AND
                            WARRANTIES OF THE COMPANY

     As an inducement to, and to obtain the reliance of the Shareholders, the Company represents and warrants as follows:

     Section 2.01 - Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not violate any provision of the Company's articles of incorporation or bylaws. The Company has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated. (Schedule 2.01 - certificate and articles of incorporation)

     Section 2.02 - Capitalization and Outstanding Shares. The Company's authorized capitalization currently consists of 100,000,000 shares of common stock, par value $.001, of which 4,208,319 shares of common stock are issued and outstanding, and 5,000,000 shares of preferred stock, of which none are validly issued and outstanding. All issued and outstanding shares are legally issued, fully paid, non-assessable and not issued in violation of the pre-emptive or other rights of any person.

     Section 2.03 - Subsidiaries and Predecessor Corporation. Except as shown in the Company Schedules, the Company owns no subsidiaries and has no predecessor corporations. (Schedule 2.03 - list of subsidiaries and predecessor corporations.)

     Section 2.04 - Financial Statements.

     (a) Included in the the Company Schedules are (i) the audited balance sheets of the Company as of December 31, 1999 and December 31, 1998, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 1999 and December 31, 1998, together with the notes to such statements and the opinion of independent certified public accountants, with respect thereto.

     (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Company's balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of the Company. The Company did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of the Company in accordance with generally accepted accounting principles.

     (c) All accounts receivable of the Company (i) have arisen out of bona fide transactions in the ordinary course of business consistent with past practice, and are payable on ordinary trade terms, (ii) to the knowledge of the Company, its officers, directors and shareholders, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) to the knowledge of the Company, its officers, directors and shareholders, are not subject to any valid set-off or counterclaim, and (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

     (d) The Company currently has no liabilities with respect to the payment of any federal, state, county local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

     (e) The Company has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     (f) The Company's books and records, are in all material aspects complete, correct and have been maintained in accordance with good business and accounting practices.

     (g) All of the Company's assets are reflected on its financial statements, and except as set forth in the Company Schedules or the financial statements of the Company or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmeasured, contingent or otherwise. (Schedule
2.04 - financial statements)

     Section 2.05 - Taxes. Other than with respect to taxes not yet due and payable, (i) all taxes due and owing by the Company (whether or not shown on any tax return) have been properly determined in accordance with applicable rules and regulations and have been paid in full, or in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder, customer, supplier or other third party, where required by law have been withheld, deposited and paid in full; and (ii) all tax returns required to be filed for taxable periods ending on or before the date of this Agreement have been or will be duly filed in accordance with all applicable laws, and each such tax return is (or will be when filed) correct and complete in all material respects. There is no pending, or to the knowledge of the Company, its officers, directors or shareholders, threatened dispute, claim or issue raised, or expected to be raised or assessed, by any governmental authority in any jurisdiction concerning any tax liability of the Company or otherwise known to the Company. The Company has made available to the Shareholders complete and correct copies of all tax returns, or portions thereof, filed by or with respect to, and all tax examination reports and statements of deficiencies assessed against, or agreed to by or with respect to, the Company since January 1, 1995.

     Section 2.06 - Company's Shareholders. The list of the Company's shareholders set forth in Schedule 2.06 is a complete list of the Company's shareholders, as provided by Colonial Stock Transfer Company, Inc., the Company's transfer agent (the "Transfer Agent"). Such list is in accordance with the Company's records, and there is no material discrepancy between the Company's records and the list of shareholders provided by the Transfer Agent. (Schedule 2.06 - list of the Company's shareholders)

     Section 2.07 - Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.08 - Options or Warrants or Subscriptions. Except as disclosed in the Company Schedules, there are no existing options, warrants, calls, subscriptions or commitments of any character relating to the authorized and unissued stock of the Company. (Schedule 2.08 - list of warrants and options)

     Section 2.09 - Title and Related Matters. The Company has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the Company's most recent balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; or (c) as described in the Company Schedules. (Schedule 2.09 - description of assets and related encumbrances)

     Section 2.10 - Litigation and Proceedings. Except as set forth in the Company Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any material default on the Company's part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. (Schedule 2.10 - description of litigation/claims)

     Section 2.11 - Contracts. There are no material contracts, agreements, franchises, license agreements, or other commitments to which the Company is a party or by which it or any of its assets, products, licenses, or properties are bound except as set forth in the Company Schedules, herein, or in the financial statements of the Company, or in the notes thereto. (Schedule 2.11 - material contracts not disclosed in financial statements)

     Section 2.12 - Material Contract Defaults. Except as set forth in the Company Schedules, the Company is not, nor will it be at the time of Closing, in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring. (Schedule 2.12 - list of material contract defaults)

     Section 2.13 - No Conflict With Other Instruments. Except as set forth in the Company Schedules, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which the Company is a party or to which any of its properties or operations are subject. (Schedule 2.13 - list of documents which the execution of this agreement will be conflicting with)

     Section 2.14 - Governmental Authorizations and Licenses. As set forth in the Company Schedules, the Company has or will have upon Closing, all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transaction contemplated hereby. (Schedule 2.14 - list of licenses)

     Section 2.15 - Compliance With Laws and Regulations. The Company has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, including, but not limited to, those governing tax, environmental, labor and intellectual property matters, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

     Section 2.16 - Approval of Agreement. As shown in the Company Schedules, the board of directors of the Company has approved this Agreement and the transactions contemplated hereby. (Schedule 2.16 - board consent)

     Section 2.17 - Employee Benefit Plans. Except as set forth on Schedule 2.17 (the "Employee Benefit Plans"), the Company is not a party to, does not participate in or contribute to any of the following for the benefit of the Company's employees: (i) any retirement, pension or deferred compensation plan, incentive compensation plan, stock plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement that does not constitute an employee benefit plan; or (ii) any employment agreement not terminable upon 90 days or less written notice without further liability. Each Employee Benefit Plan is in compliance in all respects with all requirements of law applicable thereto and the respective requirements of the governing documents thereof, except where noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company. The Company has not incurred any liability (nor, to the knowledge of the Company, its officers, directors or shareholders, does any condition exist or event occurred that presents a material risk that any liability will be incurred) with respect to the Employee Benefit Plans that have or would reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition of the Company. Each Employee Benefit Plan is fully and properly funded in accordance with applicable law and the governing documents of such Employee Benefit Plan. (Schedule 2.17 - list of employee benefit plans)

     Section 2.18 - Insurance. Schedule 2.18 contains a true and complete list (including the insurance policy face or coverage sheets) of all insurance policies

(including any self insurance programs, if any) currently in effect that insure the Company or its officers, directors or employees, or affect or relate to the ownership, use or operation of any of the material assets or properties of the Company, except for any such insurance policy the absence of which would not materially and adversely affect the business, operations, properties, assets or condition of the Company. Each policy listed in Schedule 2.18 is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company, its officers, directors, shareholders, employees nor any other person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and neither the Company, its officers, directors, shareholders nor employees know of any reason or state of facts that could lead to the cancellation of such policies. In the Company's reasonable judgment, the insurance coverage provided by the insurance policies listed in Schedule 2.18 is reasonably adequate for the Company. (Schedule 2.18 - list of insurance policies)

     Section 2.19 - Corporate Books and Records. The minute books and other similar records of the Company set forth in Schedule 2.19 and made available to the Shareholders prior to the execution of this Agreement contain a true, complete and current record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of directors, members or shareholders. (Schedule 2.19 - list of minute books and records)

     Section 2.20 - Absence of Certain Changes or Events. Except as set forth in this Agreement or the Company Schedules, since December 31, 1999:

     (a) there has not been nor will there be at the Closing Date (i) any material adverse change in the business, operations, properties, assets, or condition of the Company; or (ii) any damage, destruction, or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Company;

     (b) the Company has not, and prior to Closing, except as contemplated by this agreement, will not have (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) the Company has not, nor will it have except as contemplated by this Agreement (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as necessary in its ordinary course of business; (ii) paid or agreed to pay any material obligations or liability

(absolute or contingent) other than current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) to the best knowledge of the Company, the Company has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of the Company. (Schedule 2.20 - description of changes since December 31, 1999)

     Section 2.21 - Continuity of Business Enterprises. The Company has no commitment or present intention to liquidate Cathay or sell or otherwise dispose of a material portion of Cathay's business or assets following the consummation of the transactions contemplated hereby.

     Section 2.22 - Environmental Compliance. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     Section 2.23 - Company Schedules. The Company has delivered to the Shareholders the following schedules, which are collectively referred to as the "Company Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate:

     (a) Schedule 2.01 - containing complete and accurate copies of the articles of incorporation of the Company as in effect as of the date of this Agreement;

     (b) Schedule 2.03 - containing a list indicating the name and address of each subsidiary;

     (c) Schedule 2.04 - containing the Company's audited financial statements for the 12 months ended December 31, 1998 and December 31, 1999;

     (d) Schedule 2.06 - containing a list of the Company's shareholders, as provided by the Transfer Agent;

     (e) Schedule 2.08 - containing a description of all of the Company's outstanding warrants, subscriptions and options;

     (f) Schedule 2.09 - containing a description of all real property and assets owned by the Company, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

     (g) Schedule 2.10 - containing a description of all known actual or threatened claims or litigation against or involving the Company;

     (h) Schedule 2.11 - containing a description of material contracts not otherwise disclosed;

     (i) Schedule 2.12 - containing a description of defaults (not remedied) on material contracts;

     (j) Schedule 2.13 - containing a description of documents required to be disclosed in section 2.13;

     (k) Schedule 2.14 - a list together with copies of all licenses, permits, and other governmental authorization (or requests or applications therefor) pursuant to which the Company carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of the Company);

     (l) Schedule 2.16 - board consent approving the execution of this Agreement;

     (m) Schedule 2.17 - a list of the Company's employee benefit plans;

     (n) Schedule 2.18 - a list of the Company's insurance policies;

     (o) Schedule 2.19 - a list of the Company's minute books and records;

     (p) Schedule 2.20 - containing a description of changes which have occurred since December 31, 1999; and

     (q) any other schedules setting forth any other information, together with any required copies of documents required to be disclosed in the Company Schedules by Article II.

The Company shall cause the Company Schedules and the instruments and data delivered to the Shareholders hereunder to be updated after the date hereof up to and including the Closing Date. It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the Company. The Company shall have a period of thirty (30) days after the date hereof to provide such schedules. If the Company cannot or fails to do so, or if the Shareholders finds the schedules unacceptable, and after giving the Company written notice of such failure or unacceptability and a 10-day period to cure, the Shareholders may terminate this agreement by giving written notice to the Company.

     Section 2.22 - Disclaimer; Knowledge. Except for the representations and warranties specifically set forth in this Article II, the Company makes no (nor shall the Company in any manner whatsoever be deemed or be construed as having made any) representation or warranty to the Shareholders or otherwise, express or implied. Neither this Agreement nor the documents and certificates executed by the Company in order to consummate the transactions contemplated hereby shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. Wherever used in this Agreement, the "knowledge" of the Company means the knowledge of the officers, executives, partners, members or other persons in a similar position or having similar powers and duties, in each case after reasonable inquiry.

                                   ARTICLE III
                                PLAN OF EXCHANGE

     Section 3.01 - The Exchange. The Shareholders agree to assign, transfer, and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 1,000 common shares of Cathay, constituting 100% of the issued and outstanding common shares of Cathay, and the Company agrees to acquire such shares by issuing and delivering in exchange therefor 21,750,000 shares of the Company's common stock, par value $.001, to the Shareholders and their designated recipients in the amounts set forth opposite the name of each Shareholder and their designated recipients in the list attached hereto as Exhibit 1 and incorporated herein.

     Section 3.02 - Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be within ten days after the signing of this Agreement and at such time and place as the parties may mutually agree ("Closing Date").

     Section 3.03 - Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) the following:

          (a)  In the case of the Company,

               (i)  a bring-down letter from the Company's accountants; and

               (ii) a legal opinion, acceptable to Cathay, to the effect that this Agreement has been properly executed, is legally enforceable and, to the best of counsel's knowledge, that there is no outstanding litigation pending against the Company which has not been disclosed to Cathay.

          (b)  In the case of Cathay,

               (i)  a comfort letter from Cathay's accountants; and

               (ii) a legal opinion, acceptable to the Company, to the effect that, to the best of counsel's knowledge, this Agreement has been properly executed and is legally enforceable.

          (c) Any and all certificates, opinions, financial statements, schedules, agreements, resolutions, ruling or deeds or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. The Shareholders must each have executed a power of attorney authorizing the Designee to act on each of their behalf.

     Section 3.04 - Termination.

     (a) This Agreement may be terminated by the board of directors of the Company or by the Shareholders at any time prior to the Closing Date if:

          (i) there shall be any additional, i.e. actual or threatened action or proceeding before any court or any governmental body which has not been disclosed in this Agreement and which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such party, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

          (iii) there shall have been any change in the latest balance sheets of Cathay or the Company, or in their respective assets, properties, business, or financial condition which could have a material adverse affect on the value of each such business, except any changes disclosed in the Parties' Schedules, as the case may be, dated as of the date of the execution of this Agreement; or

          (iv) the Board of Directors of the Company, or the Shareholders determine in good faith that a condition to closing has not occurred.

In the event of termination pursuant to this paragraph (a) of Section 3.04, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated at any time prior to the Closing by action of the Shareholders if in their sole and reasonable judgment they determine that the

Company shall have failed to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

     (c) The Board of Directors of the Company may terminate this contract if in their sole and reasonable judgment the Shareholders shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of the Shareholders contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

     Section 3.05 - Shareholder Approval. This plan of share exchange will not be submitted to the shareholders of the Company for their approval.

                                   ARTICLE IV
                                SPECIAL COVENANTS

     Section 4.01 - Delivery of Books and Records. At the Closing, the Shareholders shall deliver to the Company the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Cathay now in the possession of Cathay or its representatives.

     Section 4.02 - Special Covenants and Representations Regarding the Exchanged Company Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Stock set forth in section 3.01 to the Shareholders contemplated hereby, constitute the offer and sale of securities under the Securities Act of 1933, as amended (the "Securities Act") and applicable state statutes. The Shareholders acknowledge that the shares of the Company to be delivered to each pursuant to this Agreement have not been registered under the Securities Act or the laws of any other jurisdiction, and that therefore the stock is not fully transferable except as permitted under various exemptions, if any, contained in the Securities Act and the rules of the Securities and Exchange Commission interpreting the act. Under US law, the Company common stock cannot be sold or transferred by the Shareholders unless they are subsequently registered under applicable law or an exemption from registration is available. The Company is not required to register or assist in the registration of the Company common shares or to make any exemption from registration available. The provisions contained in this paragraph are intended to ensure compliance with the Securities Act. The Shareholders represent and warrant to the Company that each is acquiring the shares of the Company common stock under this Agreement for their own account for investment, and not for the purpose of resale or any other distribution of such common shares. The Shareholders also represent and warrant that each has no present intention of disposing of all or any part of such shares at any particular time, for any particular price or upon the happening of any particular circumstances. The Shareholders further represent that each has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company. The Shareholders acknowledge that the Company is relying on the truth and accuracy of these warranties and representations in issuing the shares without first registering the shares under the Securities Act. The Shareholders covenant and represent that none of the shares of the Company common stock to be issued to them pursuant to this Agreement, will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission under the Securities Act. Therefore the Shareholders agree not to sell or otherwise dispose of any of the common shares of the Company received pursuant to this agreement unless such Shareholder:

     1. has delivered to the Company a written legal opinion in form and substance satisfactory to counsel for the Company to the effect that the disposition is permissible under the terms of the Securities Act and the rules and regulations promulgated thereunder;

     2. has complied with the registration and prospectus requirements of the Securities Act relating to such disposition; or

     3. has presented the Company satisfactory evidence that such a disposition is exempt from registration under the Securities Act. The Company shall place a stop transfer order against transfers of shares until one of the conditions set forth in this paragraph have been met. Furthermore, the Shareholders agree that the certificates evidencing the common shares that each will receive under this Agreement will contain the following legend or one substantially similar:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED (1) ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT; OR (2) ABSENT AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH STATES OR THAT SUCH TRANSACTION COMPLIES WITH THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT OR SUCH STATES.

     Section 4.03 Short Positions Prohibited. For a period beginning from the Closing Date and ending on the second anniversary of the Closing Date, neither the Shareholders nor any of their affiliates, subsidiaries, officers, directors or agents, shall directly or indirectly maintain, or assist in maintaining any short position in the securities of the Company.

     Section 4.04 - Third Party Consents and Certificates. The Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     Section 4.05 - Actions Prior to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the attached Schedules or as permitted or contemplated by this

Agreement, the Company, and the Shareholders (for and on behalf of Cathay), respectively, will each:

     (i) carry on their business in substantially the same manner as they had heretofore;

     (ii) maintain and keep their properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

     (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by them;

     (iv) perform in all material respects all of their obligations under material contracts, leases, and instruments relating to or affecting their assets, properties, and business;

     (v) use their best efforts to maintain and preserve their business organization intact, to retain their key employees, and to maintain their relationship with material suppliers and customers; and

     (vi) fully comply with and perform in all material respects all obligations and duties imposed on them by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither the Company, nor the Shareholders, on behalf of Cathay will:

     (i) make any changes in their articles of incorporation or bylaws except as contemplated by this Agreement;

     (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;

     (iii) waive any rights of value which in the aggregate are extraordinary or material considering the business of either the Company or Cathay respectively;

     (iv) make any material change in their method of management, operation or accounting;

     (v) enter into any other material transaction other than in the ordinary course of either party's respective business;

     (vi) make any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

     (vii) increase the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or

     (viii) make any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (ix) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as necessary in its ordinary course of business;

     (x) pay or agree to pay any material obligations or liability (absolute or contingent) other than current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this agreement and the consummation of the transactions contemplated hereby;

     (xi) sell or transfer, or agree to sell or transfer, any of their assets, properties, or rights (except assets, properties, or rights not used or useful in their respective business which, in the aggregate have a value of less than $1,000), or cancel, or agree to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);

     (xii) make or permit any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering their respective businesses; or

     (xiii) issue, deliver or agree to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

     Section 4.06 - Indemnification.

     (a) The Shareholders hereby agree to indemnify the Company and its officers, agents and directors as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     (b) The Company hereby agrees to indemnify the Shareholders against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the interactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.01 - Accuracy of Representations. The representations and warranties made by the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. The Company shall have been furnished with a certificate, signed by the Shareholders and dated the Closing Date, to the foregoing effect.

     Section 5.02 - Officer's Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized representative of

Cathay to the effect that no litigation, proceeding, investigation, or inquiry is pending, to the best of his knowledge, against Cathay, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Cathay Schedules, by or against Cathay, which might result in any material adverse change in any of the assets, properties, business, or operations of Cathay.

     Section 5.03 - No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Cathay nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Cathay.

     Section 5.04 - Good Standing. The Company shall have received a certificate of good standing from the appropriate governmental official, dated as of a date within ten days prior to the Closing Date certifying that Cathay is in good standing as a corporation in its state or country of incorporation.

     Section 5.05 -- Other Items.

     (a) The Company shall have received a Shareholder list of Cathay containing the name, address, and number of shares held by each Shareholder, certified by an executive officer of Cathay as being true, complete and accurate, and a designation of how many shares of the exchanged Company stock each is to receive pursuant to this Agreement.

     (b) The Company shall have received a copy of each Power of Attorney duly signed and notarized by each of the Shareholders authorizing the Designee to act on their behalf.

     (c) The Company shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

                                   ARTICLE VI
             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS

     The obligations of the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 - Accuracy of Representations. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing, and the Shareholders shall have been furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, to the foregoing effect.

     Section 6.02 - Officer's Certificate. The Shareholders shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, other than those disclosed herein, or to the best knowledge of the Company, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     Section 6.03 - No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of the Company.

     Section 6.04 - Good Standing. The Shareholders shall have received a certificate of good standing from the appropriate governmental official, or the equivalent, dated as of a date within ten days prior to the Closing Date certifying that the Company is in good standing as a corporation in Utah.


                                  ARTICLE VII.
                       ACCESS TO THE PROPERTIES AND BOOKS

     Section 7.01 - The Company's Rights. The Shareholders hereby grant to the Company and its duly authorized representatives, the right of full and complete access to the properties of Cathay and full opportunity to examine such entities' books and records, during normal business hours between the date hereof and the Closing Date.

     Section 7.02 - Shareholders' Rights. The Company hereby grants to the Shareholders and their duly authorized representatives, the right of full and complete access to the properties of the Company and full opportunity to examine such entities' books and records, during normal business hours between the date hereof and the Closing Date.

                                  ARTICLE VIII.
                       OFFICERS AND DIRECTORS, NAME CHANGE

     Section 8.01 Directors. At Closing, the current directors of the Company shall nominate, and agree to vote in favor of the election of (i) Brian Ransom, Philip Flaherty, David Cooperberg and Peter Lau to the Company's Board of Directors and (ii) Peter Lau as the Company's President and Chief Executive Officer. Thereafter, the other remaining board members agree to (i) amend the By-laws to permit the Company to have one or more directors and (ii) upon request of the Designee, tender their written resignations.

     Section 8.02 - Name Change. At or before Closing, the Company shall take those steps necessary to effect a name change to Cathay Technologies Group, Inc. or some other substantially similar name.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     Section 9.01 - Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.

     Section 9.02 - Resolution of Disputes.

          (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation (the "Consultation Date"). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either party, with written notice to the other party.

          (b) Arbitration. The arbitration shall be conducted in New York, New York under the auspices of the American Arbitration Association ("AAA") in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. There shall be three arbitrators--one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. All arbitration proceedings shall be conducted in English. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties; either party may apply to any court of competent jurisdiction in the State of New York for enforcement of any award granted by the arbitrators.

          (c) During the period when a dispute is being resolved, except for the matter being disputed, the parties shall in all other respects continue to abide by the terms of this Agreement.

     Section 9.03 - Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to the Company:

     Premier Brands, Inc.
     c/o David Cooperberg
     205 East 78th Street
     Apartment 14L
     New York, New York  10021-1239

With copies to:

     Bruce Pritchett, Attorney at Law
     1612 South 250 East
     Kaysville, Utah  84037

If to the Shareholders:

     Peter Lau
     570 Lexington Avenue
     Suite 1800
     New York, New York  10022

With copies to

     Howard H. Jiang, Goodman Phillips & Vineberg
     430 Park Avenue, 10th Floor
     New York, New York  10022

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     Section 9.04 - Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 9.05 - Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, it and each of its representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, and shall not use or disclosure data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such disclosure data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, workpapers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     Section 9.06 - Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 9.07 - Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof.

     Section 9.08 - Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the parties.

     Section 9.09 - Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement, facsimile signatures may be deemed originals.

     Section 9.10 - Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

              [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be extended by their respective officers, hereunto duly authorized, as of the date first-above written.

                                                 PREMIER BRANDS, INC.



ATTEST:                                          By: /s/ S. David Cooperberg
                                                     -----------------------
                                                 Name:  S. David Cooperberg
                                                 Title: President
/s/ Bruce Pritchett
------------------------
Bruce Pritchett, Counsel


THE SHAREHOLDERS



/s/ Peter Lau
------------------------
Name: Peter Lau
As the "Designee" for and on behalf of
all Shareholders by and
through Power of Attorney

State of New York
County of New York

     SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, for the above stated purposes by S. David Cooperberg, the President of Premier Brands, Inc., to certify which witness my hand and seal of office on this the 15th day of June, 2000.


                      /s/ Notary
                      --------------------------------
                      Notary Public in and for the
                      State of New York

State of New York
County of New York

     SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, for the above stated purposes by Peter Lau, who after being duly sworn did state under oath that he was the duly authorized representative of the Shareholders and that he had executed the foregoing document with their consent and authority, and under power of attorney, on this the 14th day of June, 2000.


                      /s/ Notary
                      ---------------------------------
                      Notary Public in and for the
                      State of New York